SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

FEDFIRST FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

United States	0-51153	25-1828028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Donner at Sixth Street, Monessen, Pennsylvania 15062
(Address of principal executive offices) (Zip Code)

(724) 684-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of the shareholders of FedFirst Financial Corporation (the “Company”) was held on June 28, 2010.

(b)          The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

1.            The plan of conversion and reorganization was approved by the following vote:

	Number of Votes	Percentage of Outstanding Shares (including shares held by FedFirst Financial Mutual Holding Company)	Percentage of Outstanding Shares (excluding shares held by FedFirst Financial Mutual Holding Company)

FOR	5,240,280	82.8%	59.6%

AGAINST	13,971	0.2%	0.5%

ABSTAIN	12,351	0.2%	0.5%

There were 793,710 broker non-votes on the proposal.

2a.           The information proposal concerning the provision in new FedFirst Financial Corporation’s articles of incorporation requiring a super-majority vote to approve certain amendments to new FedFirst Financial Corporation’s articles of incorporation was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
4,443,954	816,103	6,546

There were 793,709 broker non-votes on the proposal.

2b.           The information proposal concerning the provision in new FedFirst Financial Corporation’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new FedFirst Financial Corporation’s outstanding voting stock was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
4,425,845	823,454	24,202

There were 786,711 broker non-votes on the proposal.

3.            The following individuals were elected as directors, for the term reflected below, by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes

For a three-year term:
Richard B. Boyer	5,208,759	54,884	796,669
John M. Kish	5,183,899	79,744	796,669
David L. Wohleber	5,209,759	53,884	796,669

For a two-year term:
John M. Swiatek	5,206,002	57,641	796,669

For a one-year term:
R. Carlyn Belczyk	5,206,102	57,541	796,669

4.           The appointment of ParenteBeard LLC as independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
6,035,418	17,052	7,842

There were no broker non-votes on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDFIRST FINANCIAL CORPORATION

Date: July 1, 2010	By:	/s/ Patrick G. O’Brien
	Name:	Patrick G. O’Brien
	Title:	President and Chief Executive Officer